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                                                                      EXHIBIT 21

                        MEADOWBROOK INSURANCE GROUP, INC.
                              LIST OF SUBSIDIARIES

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
                                                   Meadowbrook Insurance Group, Inc.

Meadowbrook, Inc.                                  American Indemnity Insurance Co., Ltd.        Crest Financial Corporation
                                                   Star Insurance Company (50%)
                                                   Meadowbrook Insurance Group, Inc. (50%)

                                                   Star Insurance Company
Association Self Insurance                                                                       American Highway Carriers
Services, Inc.                                     Savers Property and Casualty                  Association
                                                   Insurance Company
Meadowbrook Intermediaries, Inc.                                                                 Liberty Premium Finance, Inc.
                                                   Southeastern Holding Corporation
Meadowbrook Risk Management, Inc.                                                                Interline Insurance Services, Inc.
                                                   Ameritrust Insurance Corporation
Meadowbrook of Nevada, Inc.                                                                      Commercial Carriers Insurance
                                                   Williamsburg National Insurance Company       Agency, Inc.
Meadowbrook Insurance Agency, Inc.
                                                   Preferred Insurance Company, Ltd.
Meadowbrook Risk Management, Ltd.                    (Bermuda) (94.1%)
 (Barbados)

Meadowbrook Risk Management, Limited
(Bermuda) (80%)

Meadowbrook International, Ltd.

Florida Preferred Administrators, Inc.

Case Management Resources, Inc.

Meadowbrook of Florida, Inc.

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of
New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New Hampshire, Inc.

Meadowbrook of Canada, Ltd.

Market Place Resources, Inc.

National Osteopathic Physicians Purchasing Group, Inc.

National Realty Liability Alliance, Inc.

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